Exhibit 10.13

CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (THE “AGREEMENT”) IS MADE EFFECTIVE AS OF THE 14th DAY OF APRIL, 2020 (THE “CONTRIBUTION DATE”) BY AND AMONG THE UNDERSIGNED SHAREHOLDERS (THE “SHAREHOLDERS”) OF RECORD OF MONTE ROSA THERAPEUTICS AG, A COMPANY INCORPORATED IN SWITZERLAND, HAVING ITS REGISTERED OFFICE AT AESCHENVORSTADT 36, 4051 BASEL, SWITZERLAND (“MRTX SWISS”) AS OF IMMEDIATELY PRIOR TO THE CONTRIBUTION AND EXCHANGE (AS DEFINED BELOW), AND MONTE ROSA THERAPEUTICS, INC., A DELAWARE CORPORATION (THE “COMPANY”).

RECITALS

WHEREAS, each Shareholder owns the number of shares of Series A Preferred Shares, nominal value of CHF 0.01 per share, of MRTx Swiss (“SUI Series A Preferred Shares”) and/or Common Shares, nominal value of CHF 0.01 per share, of MRTx Swiss (the “Common Shares”, and together with the SUI Series A Preferred Shares, the “SUI Capital Shares”) as set forth next to such Shareholder’s name on Exhibit A attached hereto (such shares the “Contribution Shares”);

WHEREAS, MRTx Swiss and each Shareholder are parties to both (i) that certain Shareholders’ Agreement, dated as of April 10, 2018 (the “MRTx Swiss Shareholders’ Agreement”) and (ii) that certain Formation and Investment Agreement, dated as of April 10, 2018 (the “MRTx Swiss Formation Agreement”);

WHEREAS, the Contribution Shares set forth on Exhibit A attached hereto represents 100% of the authorized, issued and outstanding share capital of MRTx Swiss as of immediately prior to the Contribution and Exchange;

WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Shareholders are entering into (i) a certain Right of First Refusal and Co-Sale Agreement, dated on or about the date hereof (the “ROFR and Co-Sale Agreement”), (ii) a certain Voting Agreement, dated on or about the date hereof (the “Voting Agreement”) and (iii) a certain Investors’ Rights Agreement (the “IRA” and together with the ROFR and Co-Sale Agreement and the Voting Agreement, the “Transaction Agreements”);

WHEREAS, each Shareholder desires to contribute, and the Company desires to acquire and accept, all of such Shareholder’s right, title and interest in and to the Contribution Shares, and in consideration therefor such Shareholder shall receive that number of shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”), and/or Series A Preferred Stock, par value $0.0001 per share, of the Company (“US Series A Preferred Stock”, and together with the Common Stock, the “US Capital Stock”) set forth opposite such Shareholder’s name on Exhibit A (such shares, the “Consideration Shares”, and the contribution of the Contribution Shares in exchange for the Consideration Shares, the “Contribution and Exchange”); and

WHEREAS, concurrent with the execution of this Agreement, Versant Venture Capital VI, L.P. will convert that certain Convertible Promissory Note, dated December 12, 2019, in the original principal amount of $750,000, into 754,280 shares of US Series A Preferred Stock of the Company (the “Converted Shares”);

WHEREAS, following the Contribution and Exchange, the Company shall be the sole owner of all of the authorized, issued and outstanding share capital (as of the Contribution Date) of MRTx Swiss and as such, MRTx Swiss will be a wholly-owned subsidiary of the Company.

WHEREAS, for U.S. federal income tax purposes, it is intended that: (i) the formation of the Company and (ii) the Contribution and Exchange, taken together, constitute a tax-free contribution pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, with respect to which each of MRTx Swiss and the Company are a party. MRTx Swiss, the Company, and the Shareholders shall file all applicable U.S. tax returns consistent with the foregoing treatment.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

CONTRIBUTION AND EXCHANGE

1.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement. Subject to the terms and conditions of this Agreement, each Shareholder hereby (i) agrees that the number of Contribution Shares set forth opposite such Shareholder’s name on Exhibit A accurately reflects all of such Shareholder’s equity interests in MRTx Swiss and that such Shareholder does not hold (directly, indirectly, beneficially or otherwise in any respect) any equity interests in MRTx Swiss other than as set forth opposite such Shareholder’s name on Exhibit A, (ii) agrees that such Shareholder is not entitled to any other equity of the Company other than the Consideration Shares set forth opposite such Shareholder’s name on Exhibit A pursuant to the Contribution and Exchange; and (iii) grants, contributes, conveys, assigns, transfers and delivers to the Company, as of the Contribution Date, all of such Shareholder’s right, title and interest in and to all of the Contribution Shares in all respects.

1.2 MRTx Shareholder Closing Deliverables. At the Closing, each Shareholder hereby agrees to deliver to MRTx Swiss:

(a) duly executed instruments of transfer transferring its Contribution Shares to the Company signed by each Shareholder as transferor and duly witnessed;

(b) duly executed consent of the board of directors of MRTx Swiss approving the transfer of the Contribution Shares to the Company and the termination of MRTx Swiss’s equity incentive plan and any related stock restriction agreements;

(c) duly executed countersignatures to each of the Transaction Agreements.

1.3 Company Closing Deliverables. In exchange for the contribution of the Contribution Shares by each Shareholder, hereunder, at the Closing, the Company shall deliver to MRTx Swiss:

(a) duly executed instrument(s) of transfer with respect to all of the Contribution Shares duly signed by the Company as transferees; and

(b) stock certificates of the Company representing the Consideration Shares in the amounts as set forth opposite such Shareholder’s name on Exhibit A, which shares shall be duly authorized, validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws.

1.4 Consent and Waiver by Shareholders. Each Shareholder hereby waives, with respect to this Agreement or any other transaction contemplated hereby or thereby, any right of first refusal, co-sale right, and other similar rights, and any and all rights the Shareholder may have to notice in connection with such rights, under any agreement to which the Shareholder is a party, including, but not limited to, the MRTx Swiss Shareholders’ Agreement and the MRTx Swiss Formation Agreement. Neither the execution and delivery of this Agreement by each Shareholder nor the consummation of any of the transactions contemplated hereby or thereby does or will (i) in the case of any Shareholder that is an entity, conflict with or violate any provision of the certificate of incorporation, by-laws or similar organizational documents of the Shareholder, (ii) require on the part of the Shareholder any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations or loss of any right or benefit under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Shareholder is a party or by which the Shareholder is bound or to which any of the Shareholder’s assets is subject.

ARTICLE II

REPRESENTATIONS AND WARRANTIES BY THE SHAREHOLDERS

Each Shareholder makes the following representations and warranties to the Company as of the Contribution Date:

2.1 Ownership. Such Shareholder owns all right, title and interest (legal and beneficial) in and to all of the Contribution Shares set forth opposite such Shareholder’s name on Exhibit A free and clear of all liens, including, but not limited to, any lien, pledge, claim, security interest, encumbrance, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise, except for any and all restrictions on the transferability of the SUI Capital Shares (contained in the MRTx Swiss’s Articles of Association, as amended and in effect immediately prior to the Contribution and Exchange, and the Shareholders Agreement, dated as of April 10, 2018, by and among MRTx Swiss and certain of the Shareholders, or otherwise) (the “Transfer Restrictions”) which have been waived or terminated, those imposed by applicable securities laws and those described in Section 2.4 below. Such Shareholder has the full power and authority to contribute, transfer, convey, assign and deliver the Contribution Shares to the Company, and upon delivery in accordance with the terms of this Agreement for the consideration expressed herein, on the Contribution Date, the Company shall acquire valid and unencumbered title to the Contribution Shares contributed by such Shareholder. By executing this Agreement, such Shareholder further represents that such Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Contribution Shares contributed by such Shareholder (other than the Transfer Restrictions, all of which have been waived or terminated).

2.2 Valid Transfer of Shares. The Contribution Shares held by such Shareholder are free of restrictions on transfer, other than the Transfer Restrictions, all of which have been waived or terminated.

2.3 Enforceability. This Agreement constitutes such Shareholder’s valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, state or local governmental authority or other party on the part of such Shareholder or MRTx Swiss is required in connection with the consummation of the transactions contemplated by this Agreement.

2.5 No Violations. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will cause such Shareholder to be in violation or breach of, or default under, any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree to which it is a party or by which it is bound.

2.6 Certain Securities Laws Representations.

(a) Such Shareholder is acquiring and will hold the Consideration Shares for investment for his or her account only (including the account of any affiliates and related investors to whom it attributes any of the Consideration Shares received by such Shareholder) and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the United States Securities Act of 1933, as amended (the “Act”).

(b) Such Shareholder understands that the Consideration Shares have not been registered under the Act by reason of a specific exemption therefrom and that the Consideration Shares must be held indefinitely, unless they are subsequently registered under the Act or such Shareholder obtains an opinion of counsel, if reasonably requested, in form and substance satisfactory to the Company and its counsel, that such registration is not required. Such Shareholder further acknowledges and understands that the Company is under no obligation to register the Consideration Shares except as provided in the IRA.

(c) Such Shareholder is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. Such Shareholder acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d) Such Shareholder will not sell, transfer or otherwise dispose of the Consideration Shares in violation of the Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Act. Such Shareholder agrees that he or she will not dispose of the Consideration Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Consideration Shares and he or she has provided the Company with written assurances, if reasonably requested, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Consideration Shares under the Act or all appropriate action necessary for compliance with the registration requirements of the Act or with any exemption from registration available under the Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Consideration Shares under state securities law.

(e) Such Shareholder has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Consideration Shares, and such Shareholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Consideration Shares.

(f) Such Shareholder is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Such Shareholder is able, without impairing his or her financial condition, to hold the Consideration Shares for an indefinite period and to suffer a complete loss of his or her investment in the Consideration Shares.

2.7 Foreign Shareholders. Each Shareholder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the transactions contemplated by this Agreement, including (a) the legal requirements within its jurisdiction for the acquisition of the Consideration Shares, (b) any foreign exchange restrictions applicable to such acquisition, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Consideration Shares or Contribution Shares, as applicable. Such Shareholder’s exchange for, and continued beneficial ownership of, the Consideration Shares will not violate any applicable securities or other laws of such Shareholder’s jurisdiction.

2.8 Disqualification Event. None of the “bad actor” disqualifications described in Rule 506(d)(1) of Regulation D under the Act apply to the Shareholder or any of its affiliates. In the event that any Disqualification Event applies to the Shareholder following the date hereof, the Shareholder shall promptly advise the Company of such fact and furnish to the Company any supplementary information that may be requested. The Shareholder acknowledges and agrees that in the event that any Disqualification Event applies to the Shareholder following the date hereof, the Company is permitted to disclose such Disqualification Event to the extent required by law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES BY THE COMPANY

As of the Contribution Date, the Company hereby represents and warrants to the Shareholders that:

3.1 Authority. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Consideration Shares has been taken or will be taken prior to the Contribution and Exchange, and this Agreement, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

3.2 Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation, default, conflict or breach of (a) any provision of its constitutive documents, or (b) in any material respect, any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound nor will such consummation constitute, with or without the passage of time and giving of notice, an event that results in (a) the creation of any lien, charge or encumbrance upon any assets of the Company, or (b) the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its businesses or operations or any of its assets or properties.

ARTICLE IV

MISCELLANEOUS

4.1 Securities Law Restrictions. Regardless of whether the offering and sale of Consideration Shares under this Agreement have been registered under the Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Consideration Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Act, the securities laws of any state or any other law.

4.2 Transfer Restrictions. The Shareholders hereby agree and acknowledge that, effective as of the Contribution and Exchange, the US Capital Stock issued to such Shareholders in connection therewith, will be subject to the transfer restrictions imposed on such Consideration Shares pursuant to the Company’s By-laws and the Transaction Agreements and hereby consent to such transfer restrictions in all respects.

4.3 Legends. All certificates evidencing Consideration Shares shall, at the Company’s discretion, bear one or all of the following legends, or legends that are substantially similar (together with any legend(s) required by the Transaction Agreements or applicable state “blue sky” securities laws, rules and regulations):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE BYLAWS OF THE CORPORATION.”

“THE COMPANY HAS MORE THAN ONE CLASS OF CAPITAL STOCK AUTHORIZED TO BE ISSUED. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE FULL TEXT OF THE PREFERENCES, VOTING POWERS, QUALIFICATIONS AND SPECIAL AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK (AND ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED BY THE COMPANY AS SET FORTH IN ITS CHARTER AND ANY AMENDMENTS THERETO.

4.4 Further Assurances. The parties hereto agree that they will, at any time and from time to time after the Contribution Date and upon written request, do, execute acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required in conformity with this Agreement for the performance of the duties and obligations of each party to the other under this Agreement.

4.5 Entire Agreement. This Agreement represents the entire contract between the parties with respect to the subject matter hereof and supersedes all offers, proposals, statements, representations and agreements with respect to the subject matter hereof. This Agreement may not be amended except by action of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto.

4.6 Captions. The captions to the Articles and sections contained in this Agreement are for reference only, do not form a substantive part of this Agreement and shall not restrict nor enlarge any substantive provision of this Agreement.

4.7 Governing Law; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement (and any claims, issues, controversies or matters arising hereunder) shall be governed by the internal law of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. EACH PARTY (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL) HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

4.8 Jurisdiction and Venue. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (THE “COURT OF CHANCERY”) OR, TO THE EXTENT THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE APPELLATE COURTS HAVING JURISDICTION OF APPEALS IN SUCH COURTS (THE “DELAWARE FEDERAL COURT”) OR, TO THE EXTENT NEITHER THE COURT OF CHANCERY NOR THE DELAWARE FEDERAL COURT HAS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COLLECTIVELY, THE “CHOSEN COURTS”). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.

4.9 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile or .pdf, each of which shall be considered an original but all of which shall constitute but one and the same Agreement by and among the parties.

4.10 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, upon the request of any party hereto, the parties to this Agreement shall add, in lieu of such invalid or unenforceable provisions, provisions as similar in terms to such invalid or unenforceable provisions as may be possible and legal, valid and enforceable.

4.11 Amendment and Waiver. This Agreement may be amended or modified, and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Shareholders holding a majority of the shares of US Series A Preferred Stock set forth on Exhibit A and (c) the Shareholders holding a majority of the shares of Common Stock set forth on Exhibit A.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY:

MONTE ROSA THERAPEUTICS, INC.

By:	/s/ Markus Warmuth
Name:	Markus Warmuth, M.D.
Title:	Chief Executive Officer and President

Signature Page to Contribution and Exchange Agreement

SHAREHOLDERS:

VERSANT VENTURE CAPITAL VI, L.P.

By:	Versant Ventures VI GP, L.P.
By:	Versant Ventures VI GP-GP, LLC

By:	/s/ Bradley Bolzon
Name:	Bradley Bolzon, Ph.D.
Title:	Managing Director

Signature Page to Contribution and Exchange Agreement

SHAREHOLDERS (CONT’D):

/s/ Alexander Flohr
Alexander Flohr

/s/ Giorgio Ottaviani
Giorgio Ottaviani

/s/ Andrew Jefferson
Andrew Jefferson

/s/ Bernard Fasching
Bernard Fasching

/s/ Oliv Eidam
Oliv Eidam

/s/ Frédéric Georges Delobel
Frédéric Georges Delobel

/s/ Franziska Weibel
Franziska Weibel

/s/ Gerald Gavory
Gerald Gavory

/s/ Mahmoud Amine Sadok
Mahmoud Amine Sadok

/s/ De1borah Bonenfant
Deborah Bonenfant

Signature Page to Contribution and Exchange Agreement

SHAREHOLDERS (CONT’D):

/s/ Oliver Christof Horlacher
Oliver Christof Horlacher

/s/ Nicole Hustedt
Nicole Hustedt

/s/ Richard David Bunker
Richard David Bunker

Signature Page to Contribution and Exchange Agreement